Exhibit 99

PRESS RELEASE	March 2, 2011
FOR IMMEDIATE RELEASE
BUTLER NATIONAL CORPORATION MOVES TO OTC LINK PLATFORM, ELECTRONIC OTC MARKETPLACE FOR BROKER-DEALERS

OLATHE, KANSAS, March 2, 2011 - Butler National Corporation (OTCQB: BUKS), a leader in the growing global market for structural modification, maintenance, repair and overhaul (MRO) and a recognized provider of management services in diverse business groups announced its shares are now being exclusively quoted on OTC Markets Group's OTC Link™ platform.

This change was not caused by any action or inaction by Butler National, which continues to be in full compliance with all of its U.S. Securities and Exchange Commission (SEC) reporting requirements. OTC Link is the world's largest interdealer quotation system for broker-dealers to quote unlisted stocks. The platform supports an open network of competing broker-dealers that provide investors with the best prices in more than 10,000 OTC securities. In 2010 alone, securities on OTC Link traded over $144 billion in dollar volume, making it the third largest U.S. equity trading venue after NASDAQ and the New York Stock Exchange.

According to otcmarkets.com, in the past 30 calendar days, there have been 837 publicly traded companies that have moved from being dually quoted (OTCBB and OTC Link) to being quoted exclusively on the OTC Link platform. As of the end of last week, priced quotes published on OTC Link made up 95% of priced quotes in the OTC marketplace. This movement shows brokers' continued support of the electronic OTC Link system, as they migrate to quote exclusively on this platform. During the transition, some financial Web sites may report Butler National under the symbol (BUKS.PK).

There are three tiers in the OTC Marketplace. The first tier is OTCQX, the quality-controlled marketplace for companies that meet certain financial standards. The second tier is OTCQB, the U.S. reporting marketplace tier where Butler National currently trades. Companies within this tier are current in their reporting requirements with the SEC. The third tier is designated OTC Pink, which is the market for speculative trading.

Clark D. Stewart, CEO of Butler National commented, "We are already Sarbanes-Oxley compliant and look at this move as a natural progression to our ultimate objective which is to be listed on a major exchange".

Our Business:
Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing McDonnell Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft. Services include electronic monitoring of water pumping stations, temporary employee services, gaming services and administrative management services.

About OTC Markets Group, Inc.

OTC Markets Group Inc. (OTCQX: OTCM) operates the world's largest electronic marketplace for broker-dealers to trade unlisted stocks. OTC Link platform supports an open network of competing broker-dealers that provide investors with the best prices in over 10,000 OTC securities. In 2010, securities on OTC Link traded over $144 billion in dollar volume, making it the third largest U.S. equity-trading venue, after NASDAQ and the NYSE. OTC Markets Group, Inc. categorizes the wide spectrum of OTC-traded companies into three tiers - OTCQX (the quality-controlled marketplace for investor friendly companies), OTCQB (the U.S. reporting company marketplace for development stage companies), and OTC Pink (the speculative trading marketplace) - so investors can identify the level and quality of information companies provide. To learn more about how OTC Markets Group, Inc. makes the unlisted markets more transparent, informed and efficient, visit www.otcmarkets.com.

Forward-Looking Information:
The information set forth above includes "forward-looking statements" as outlined in the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Words such as "anticipate," "estimate," "expect," "project," "intend," "may," "plan," "predict," "believe," "should" and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Section 1A to the Company's Annual Report on Form 10-K, incorporated herein by reference. Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION CONTACT:
Reign Strategy & Investment Group Lou Albert Rodriguez lou.albert@reigninvestment.com www.reigninvestment.com	Ph (914) 479-9060
Jim Drewitz, Public Relations jim@jdcreativeoptions.com	Ph (830) 669-2466
Butler National Corporation Investor Relations	Ph (214) 498-7775
WEB: Please review www.butlernational.com for pictures of our products and details about Butler National Corporation and its subsidiaries.